4(g)(5) - Fourth Supplemental Indenture (Exhibit for 10-K) SOUTHERN INDIANA GAS AND ELECTRIC COMPANY WITH DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee _______________ FOURTH SUPPLEMENTAL INDENTURE Supplemental to AMENDED AND RESTATED INDENTURE OF MORTGAGE AND DEED OF TRUST DATED AS OF JANUARY 1, 2023 Dated as of January 31, 2025

FOURTH SUPPLEMENTAL INDENTURE, dated as of January 31, 2025 (this “Supplemental Indenture”), between SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Indiana (hereinafter called the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter referred to. WHEREAS, the Company has heretofore executed and delivered to the Trustee its Amended and Restated Indenture of Mortgage and Deed of Trust, dated as of January 1, 2023 (the “Amended and Restated Indenture” and, as amended and supplemented by that certain First Supplemental Indenture dated as of March 15, 2023, that certain Second Supplemental Indenture dated as of October 13, 2023, and that certain Third Supplemental Indenture dated as of August 29, 2024, or as the same may from time to time be further supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions thereof, the “Indenture”), to secure the payment of the principal of and the interest and premium (if any) on all bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which bonds are to be issued thereunder; WHEREAS, capitalized terms used herein shall have the meanings assigned thereto in the Indenture except to the extent expressly modified herein; WHEREAS, the Amended and Restated Indenture completely restated and amended the Indenture of Mortgage and Deed of Trust dated as of April 1, 1932, as theretofore supplemented and amended (the “Original Indenture”) without any interruption of the lien of the Original Indenture; WHEREAS, the Company by appropriate corporate action has entered into that certain Bond Purchase Agreement dated as of August 29, 2024, as the same may be supplemented and amended from time to time in accordance with its terms (the “Bond Purchase Agreement”) among the Company and purchasers party thereto; WHEREAS, Section 17.01 of the Indenture provides that, subject to certain exceptions not presently relevant, the Company and the Trustee may, from time to time and at any time, enter into such indentures supplemental to the Indenture as shall be deemed by them necessary or desirable to provide for the creation of any new series of bonds; WHEREAS, the Company by appropriate company action in conformity with the terms of the Agreement and the Indenture has duly determined to create a new series of bonds which shall be issued under the Indenture in an aggregate principal amount of $165,000,000 and that may be issued in one Tranche, as follows: 5.69% First Mortgage Bonds, Series 2025A, Tranche A due February 1, 2055 in the aggregate principal amount of $165,000,000.00 (the “Series 2025A, Tranche A Bonds”); WHEREAS, all things necessary to make the Series 2025A, Tranche A Bonds, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done

- 2 - and performed, and the creation, execution and delivery of this Supplemental Indenture have in all respects been duly authorized; WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes above stated and for the purpose of describing the Series 2025A, Tranche A Bonds and of providing the terms and conditions of redemption of such Series 2025A, Tranche A Bonds; and WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized. NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Southern Indiana Gas and Electric Company, in consideration of the premises and other due consideration, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder, and in order to secure the payment of the principal, premium, if any, and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions hereof and of said bonds, has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by this Supplemental Indenture does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, as Trustee, and to its successor or successors in said trust, and to its and their assigns forever, all the properties, real, personal and mixed, tangible and intangible of the character described in the granting clauses of the aforesaid Amended and Restated Indenture or in any indenture supplemental thereto, acquired by the Company on or after the date of the execution and delivery of said Amended and Restated Indenture (except any in said Amended and Restated Indenture or in any indenture supplemental thereto expressly excepted). TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof. TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever. IN TRUST, NEVERTHELESS, upon the terms and trusts of the Indenture, for those who shall hold the bonds issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever.

- 3 - PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of, premium, if any, and interest on said bonds, or exercise its Legal Defeasance option with respect thereto, in either case, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect. IT IS HEREBY COVENANTED, DECLARED AND AGREED, by the Company, that all such bonds are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds, as follows: PART IA FORM OF SERIES 2025A, TRANCHE A BONDS The form of the definitive registered bond of the Series 2025A, Tranche A Bonds and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

- 4 - “[FORM OF SERIES 2025A, TRANCHE A BOND] THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. SOUTHERN INDIANA GAS AND ELECTRIC COMPANY FIRST MORTGAGE BOND, SERIES 2025A, TRANCHE A No.: 2025A PPN: 843163 D@2 ORIGINAL ISSUE DATE: [___], 2025 PRINCIPAL AMOUNT: $[__________] INTEREST RATE: 5.69% MATURITY DATE: February 1, 2055 REDEMPTION TERMS, IF ANY: As described below. OTHER TERMS: As described below. SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, an Indiana corporation (the “Company”), for value received hereby promises to pay to [________________] or its registered assigns, the principal sum of [____________] DOLLARS on the Maturity Date set forth above, subject to prior redemption, and to pay interest thereon from the Original Issue Date set forth above, or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 in each year (each, an “Interest Payment Date”), commencing August 1, 2025, at the per annum Interest Rate set forth above, until the principal hereof is paid. No interest shall accrue on or after the Maturity Date so long as the principal amount of this Bond is paid in full on the Maturity Date, and if this Bond shall be duly called for redemption, interest shall accrue until, but not including, the redemption date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Bond is registered at the close of business on the “Regular Record Date” for such interest, which shall be the January 15 or July 15, as the case may be (whether or not such day is a business day), next preceding such Interest Payment Date; provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. To the extent permitted by law, the Company shall pay interest (a) on any overdue payment of interest and (b) during the continuance of an Event of Default, on the unpaid principal of this Bond and on any overdue payment of any Make-Whole Amount, at the Default Rate (as hereinafter defined). Default Rate means 1% above the Interest Rate stated above. Capitalized terms used but not defined in this Bond that are defined in the Indenture shall have such meanings as provided in the Indenture (as modified by the Fourth Supplemental

- 5 - Indenture referred to below), except that the terms “Event of Default” and “Make-Whole Amount” shall have the respective meanings assigned to such term in the Bond Purchase Agreement. Except as otherwise provided in the Indenture, all payments of principal hereof, Make-Whole Amount, if any, and interest hereon shall be paid at the corporate trust office of the Trustee (as hereinafter defined), or at such other place as the Company shall have designated by written notice to the holder of this Bond as provided in the Bond Purchase Agreement, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Regular Record Date and shall be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed as provided in the Indenture. This Bond is one of a duly authorized issue of bonds of the Company, designated as “Southern Indiana Gas and Electric Company First Mortgage Bonds, Series 2025A” (sometimes referred to herein as the “Series 2025A Bonds”), issued or to be issued under and equally and ratably secured by that certain Amended and Restated Indenture of Mortgage and Deed of Trust dated as of January 1, 2023 (the “Amended and Restated Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which term shall include any successor trustee as provided in the Indenture), as such Amended and Restated Indenture may be amended and supplemented by indentures supplemental thereto from time to time, including that First Supplemental Indenture dated as of March 15, 2023, that Second Supplemental Indenture dated as of October 13, 2023, that Third Supplemental Indenture dated as of August 29, 2024, and that Fourth Supplemental Indenture dated as of January 31, 2025 (the “Fourth Supplemental Indenture”), duly executed by the Company to the Trustee, to which the Amended and Restated Indenture and all indentures supplemental thereto (herein sometimes collectively called the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged and the respective rights of the Company, the Trustee and the holders of bonds in respect thereof, and for a specification of the principal amount of bonds from time to time issuable thereunder and the conditions upon which bonds may be issued. The Series 2025A Bonds may be issued pursuant to the Fourth Supplemental Indenture. This Bond is a “Series 2025A, Tranche A Bond.” The Series 2025A, Tranche A Bonds are of similar tenor hereto and are limited to the aggregate authorized principal amount of $165,000,000 (except for Series 2025A, Tranche A Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series 2025A, Tranche A Bonds pursuant to the Indenture and except for any Series 2025A, Tranche A Bonds which, pursuant to the Indenture, are deemed never to have been authenticated and delivered hereunder). Except as otherwise provided, this Bond is subject to all of the terms, conditions and covenants of the Indenture as supplemented, including by the Fourth Supplemental Indenture and is entitled to the benefits thereof. This Bond is also issued in accordance with the terms of the Bond Purchase Agreement, dated as of August 29, 2024 (as from time to time amended in accordance with its terms, the “Bond

- 6 - Purchase Agreement”), among the Company and the purchasers of the Series 2025A Bonds listed in Schedule B thereto is subject to all of the terms, conditions and covenants of the Bond Purchase Agreement and is entitled to the benefits thereof. The Company or the paying agent, as the case may be, will make required prepayments in respect of this Bond on the dates and in the amounts specified in the Bond Purchase Agreement. This Bond is also subject to optional prepayment, in whole or in part, at the times and on the terms specified in the Bond Purchase Agreement, but not otherwise. In the event of a prepayment of this Bond in part only, a new Series 2025A, Tranche A Bond or Bonds for the unpaid portion hereof may be issued in the name of the holder hereof upon the cancellation hereof. If an Event of Default shall occur and be continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture and this Bond. In the event that the principal of this Bond shall have been declared or otherwise become due and payable as described in the preceding sentence then, in addition to the entire principal amount, any accrued interest and the Make-Whole Amount, if any, shall also become due and payable. If an “Event of Default” shall occur and be continuing, the principal of all the Series 2025A Bonds at any such time outstanding under the Bond Purchase Agreement may be declared or may become due and payable, upon the conditions and in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture and the Bond Purchase Agreement. The Indenture and the Bond Purchase Agreement provide that such declarations referred to in the two preceding paragraphs may in certain events be waived by the holders of a majority in principal amount of the relevant bonds Outstanding. Interest payments for this Bond shall be computed and paid on the basis of a 360-day year of twelve 30-day months. Anything in the Bond Purchase Agreement or the Indenture to the contrary notwithstanding (but without limiting the requirement in Section 8.2 of the Bond Purchase Agreement that the notice of any optional prepayment specify a Business Day (as defined in the Bond Purchase Agreement) as the date fixed for such prepayment), (a) any payment of interest on this Bond that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day and (b) any payment of principal of or Make-Whole Amount on any Bond (including principal due on the Maturity Date of this Bond) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed (but excluding the Business Day on which such payment is made) in the computation of interest payable on such next succeeding Business Day. As more fully described in the Indenture, the Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Series 2025A, Tranche A Bonds (except for certain obligations as specifically set forth in the Indenture) upon a Legal Defeasance as provided in the Indenture.

- 7 - The Series 2025A, Tranche A Bonds are issuable only in registered form, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series 2025A, Tranche A Bonds are exchangeable for a like aggregate principal amount of Series 2025A, Tranche A Bonds of like tenor and of a different authorized denomination, as requested by the holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the books for the registration and transfer of bonds issued under the Indenture maintained by or on behalf of the Company. Upon surrender of this Bond for registration of transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company, endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and any agent of the Company or the Trustee, duly executed by the holder hereof or the attorney in fact of such holder duly authorized in writing, one or more new bonds of like tenor and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to the transfer of registration of this Bond on the registration books maintained by or on behalf of the Company, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Bond is registered as the owner thereof for all purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. As more fully provided in the Indenture, certain of the provisions of the Indenture or bonds issued pursuant thereto may be altered, amended or eliminated, or additional provisions added, without the consent of the holders, while other provisions of the Indenture or bonds issued pursuant thereto may be altered, amended or eliminated, or additional provisions added only with the consent of holders of not less than a majority in aggregate principal amount of the bonds of all series then Outstanding, considered as one class; provided, however, that if there shall be bonds of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the holders of bonds of one or more, but less than all, of such series, then the consent only of the holders of a majority in aggregate principal amount of the Outstanding bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that if the bonds of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the holders of bonds of one or more, but less than all, of such Tranches, then the consent only of the holders of a majority in aggregate principal amount of the Outstanding bonds of all Tranches so directly affected, considered as one class, shall be required. Notwithstanding the foregoing, as provided in the Indenture, certain provisions of this Bond may not be changed without the consent of the holder of this Bond. No recourse shall be had for the payment of the principal of or premium, if any, Make-Whole Amount, if any, or interest, if any, on this Bond, or any part thereof, or for any claim

- 8 - based thereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, any indenture supplemental thereto or this Bond, against any past, present or future incorporator, stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or legal or equitable proceeding, penalty or otherwise; it being expressly agreed and understood that this Bond and the obligations evidenced hereby are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness evidenced hereby or under or by reason of any of the obligations, covenants or agreements contained in the Indenture, any supplemental indenture or in this Bond or to be implied therefrom or herefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of the Indenture, as originally executed and delivered, and the issuance of this Bond. This Bond shall be governed by and construed in accordance with the law of the State of New York, except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged and Pledged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged and Pledged Property. Unless the certificate of authentication hereon has been executed by the Trustee by manual or electronic signature of an authorized officer, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

- 9 - IN WITNESS WHEREOF, Southern Indiana Gas and Electric Company has caused this Bond to be signed in its name by its President or a Vice President, by her signature or a facsimile thereof, and attested by its Secretary or an Assistant Secretary, by his signature or a facsimile thereof. Dated __________, 2025. SOUTHERN INDIANA GAS AND ELECTRIC COMPANY By: ___________________________________ Name: Patricia L. Martin Title: Vice President and Treasurer Attest: _______________________________ Name: Vincent A. Mercaldi Title: Corporate Secretary

- 10 - Trustee’s Certificate of Authentication This is one of the Series 2025A, Tranche A Bonds designated, described or provided for in the within-mentioned Indenture. DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: ___________________________________ Authorized Officer Date of Authentication: [END OF FORM OF BOND]”

- 11 - PART II DESCRIPTION OF SERIES 2025A, TRANCHE A BONDS Series 2025A, Tranche A Bonds shall mature, subject to prior redemption, on the date set forth in the form of bond relating hereto hereinbefore set forth, and shall bear interest at the rate set forth in the form of bond relating hereto hereinbefore set forth. Such interest shall be payable semiannually in arrears on February 1 and August 1 in each year, commencing on August 1, 2025, and all bonds of said series and Tranche shall be designated as hereinbefore in the sixth WHEREAS clause set forth in this Supplemental Indenture. Principal of, premium, if any, Make-Whole Amount, if any, and interest on said bonds shall be payable, to the extent specified in the form of bond hereinabove set forth, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or at such other place as the Company shall have designated by written notice to the holder of said bonds as provided in the Bond Purchase Agreement. Definitive bonds of said series may be issued, originally or otherwise, only as registered bonds; and they and the Trustee’s certificate of authentication shall be substantially in the forms hereinbefore recited, respectively. Definitive registered Series 2025A Bonds may be issued in the denomination of $100,000 and in integral multiples of $1,000 in excess thereof as the Board of Directors of the Company shall approve, and execution and delivery to the Trustee for authentication shall be conclusive evidence of such approval. In the manner and upon payment of the charges prescribed in the Indenture, registered bonds of said series and Tranche may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series and Tranche, upon presentation and surrender thereof for cancellation to the Trustee at its designated corporate trust office, currently in the Borough of Manhattan, The City of New York, N.Y. However, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company. The form of the temporary bonds of said series and Tranche shall be in substantially the form of the form of registered bond hereinbefore recited with such appropriate changes therein as are required on account of the temporary nature thereof. Said temporary bonds of said series and Tranche shall be in registered form, registrable as to principal, and shall be exchangeable for definitive bonds of said series and Tranche when prepared. The person in whose name any registered bond of the Series 2025A, Tranche A Bonds is registered at the close of business on any Regular Record Date (as defined in such bond) with respect to any Interest Payment Date (as defined in such bond) shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the Regular Record Date and prior to such interest payment date, except in the case of Defaulted Interest (as defined below) which will cease to be payable to the holder on such Regular Record Date and shall be paid to the person in whose name the Series 2025A, Tranche A Bond is registered at the close of business on a date (herein called a “Special Record Date”) for payment of such defaulted interest to be fixed as hereinafter provided in this Supplemental Indenture. Except as provided in this Section, every registered bond of the Series 2025A, Tranche A Bonds shall be dated and shall bear interest as provided in the form of bond relating hereto

- 12 - hereinbefore set forth; provided, however, that so long as there is no existing default in the payment of interest on the bonds, the holder of any bond authenticated by the Trustee between the Regular Record Date for any Interest Payment Date and such Interest Payment Date shall not be entitled to the payment of the interest due on such Interest Payment Date and shall have no claim against the Company with respect thereto; and provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, then any such bond shall bear interest from the interest payment date to which interest has been paid. Any interest on any Series 2025A Bond, or any Tranche thereof, which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the holder on the related Regular Record Date by virtue of having been such holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below: (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Series 2025A Bonds, or any Tranche thereof (or their respective predecessor Series 2025A Bonds), are registered on the Special Record Date to determine the holders of record who will receive such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Series 2025A Bond, or any Tranche thereof, and the date of the proposed payment (the “Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than thirty (30) days and not less than ten (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than five (5) days prior to such Payment Date, cause notice of the proposed payment of such Defaulted Interest and the Payment Date therefor to be given to each holder of Series 2025A Bonds, or any Tranche thereof. Notice of the proposed payment of such Defaulted Interest and the Payment Date therefor having been so given, such Defaulted Interest shall be paid to the persons in whose names the Series 2025A Bonds, or any Tranche thereof (or their respective predecessor Series 2025A Bonds), are registered at the close of business on such Special Record Date. (b) The Company may make payment of any Defaulted Interest on the Series 2025A Bonds, or any Tranche thereof, in any other lawful manner, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section and Section 2.03 of the Indenture, the Series 2025A Bond or any Tranche thereof delivered under the Indenture upon registration of

- 13 - transfer of or in exchange for or in lieu of any other Series 2025A Bonds shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other related Series 2025A Bond or any Tranche thereof. PART III REDEMPTION PROVISIONS Section 1. Notwithstanding Article IX of the Amended and Restated Indenture, the Series 2025A Bonds shall be redeemable as set forth in the Bond Purchase Agreement. The Trustee shall not be responsible for the calculation of the Make-Whole Amount. The Company shall calculate the Make-Whole Amount, if any, with respect to any such redemption and shall promptly notify the Trustee thereof. Section 2. In case the Company shall desire to exercise its right to redeem Series 2025A Bonds, notice of redemption shall be mailed at the direction of the Company, postage prepaid, as set forth in the Bond Purchase Agreement, to the owners of the Series 2025A Bonds to be redeemed, as a whole or in part, at their addresses as the same shall appear on the registration books maintained by or on behalf of the Company pursuant to the Indenture as of the most recent practicable date prior to such notice. Failure to duly give notice by mail, or defect in the notice, to the owner of any such Series 2025A Bond shall not affect the validity of the proceedings for the redemption of any other Series 2025A Bond. Section 3 For the avoidance of doubt, the term “prepayment” under the Bond Purchase Agreement and “redemption” under the Indenture shall be synonymous. PART IV REMEDIES ON DEFAULT Section 1. Notwithstanding Article XI of the Amended and Restated Indenture, upon the Series 2025A Bonds becoming due and payable under Section 11.01 of the Amended and Restated Indenture, the Series 2025A Bonds will forthwith mature and the entire unpaid principal amount of such Series 2025A Bonds, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon and on any overdue payment of any Make-Whole Amount, at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each case without presentment, demand, protest or further notice, all of which are hereby waived.

- 14 - PART V MISCELLANEOUS Section 1. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture. The Trustee shall not be responsible for the recitals herein or in the bonds (except the Trustee’s certificate of authentication), all of which are made by the Company solely. Section 2. The headings of the Parts in this Supplemental Indenture are for convenience only and shall not affect the construction hereof. Section 3. In case any provision in this Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 4. As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. Section 5. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

[Supplemental Indenture Signature Page] IN WITNESS WHEREOF, SOUTHERN INDIANA GAS AND ELECTRIC COMPANY and DEUTSCHE BANK TRUST COMPANY AMERICAS, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents and attested by their respective Secretaries or one of their Assistant Secretaries, all as of the day and year first above written. SOUTHERN INDIANA GAS AND ELECTRIC COMPANY By /s/Patricia L. Martin ___________________ Patricia L. Martin Vice President and Treasurer Attest: /s/Vincent A. Mercaldi_________ Vincent A. Mercaldi Corporate Secretary

[Supplemental Indenture Signature Page] DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE By /s/ Chris Niesz ________________________ PRINT NAME: CHRIS NIESZ Director By /s/Carol Ng __________________________ PRINT NAME: CAROL NG Vice President Attest: _/s/Mary Miselis____________ PRINT NAME: MARY MISELIS Vice President